Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Achieves Strong Operating Income Growth on Margin Expansion
for Fiscal 2019 First Quarter

●	Consolidated operating income increased 43.5% (17% when normalized) to $2.0 million on 1% revenue growth

●	Service segment revenue up nearly 5%

●	Service gross and operating margins expanded 40 and 70 basis points, respectively

●	Distribution gross margin of 24.2%, up 140 basis points

●	Achieved net income of $1.4 million or $0.19 per diluted share

●	Generated strong cash from operations of $3.1 million

ROCHESTER, NY, July 24, 2018 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its first quarter ended June 30, 2018 (the “first quarter”) of fiscal year 2019, which ends March 30, 2019 (“fiscal 2019”).

“The operating leverage we believe is inherent in our business combined with the early impact from our operational excellence initiatives were demonstrated in the first quarter with only modest improvement in revenue. Both of our segments saw margin expansion, resulting in enhanced profitability,” commented Lee D. Rudow, President and CEO.

He continued, “Our Service segment organic revenue growth rate was almost 5%, while our new business activity levels were quite strong. We generated a record level of new bookings in the first quarter, which we expect will drive higher levels of growth for the fiscal year as we continue to take market share.

“We maintained solid core new equipment sales volume within our Distribution segment, although we had some softness in our used equipment business. Solid mix, pricing and inventory management enabled significant margin expansion, nonetheless.”

First Quarter Fiscal 2019 Review	(Results are compared with the first quarter of the fiscal year ended March 31, 2018 (“fiscal 2018”))

($ in thousands)			Change
	FY19 Q1	FY18 Q1	$'s	%
Service Revenue	$19,325	$18,482	$843	4.6%
Distribution Sales	$17,333	$17,797	$(464)	(2.6)%
Revenue	$36,658	$36,279	$379	1.0%
Gross Profit	$9,113	$8,691	$422	4.9%
Gross Margin	24.9%	24.0%

Operating Income	$2,025	$1,411	$614	43.5%
Operating Margin	5.5%	3.9%

Net Income	$1,428	$856	$572	66.8%
Net Margin	3.9%	2.4%

Adjusted EBITDA*	$3,842	$3,361	$481	14.3%
Adjusted EBITDA* Margin	10.5%	9.3%

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat achieved quarterly revenue of $36.7 million that drove a 4.9% increase in gross profit. General and Administrative expenses declined to $3.1 million as last fiscal year’s first quarter included a $0.3 million one-off non-cash stock-based compensation expense. As a result of the gross margin improvement and cost discipline, operating income grew 43.5%, or $0.6 million, and operating margin expanded 160 basis points. Even when normalizing for the one-off non-cash stock-based compensation expense in last fiscal year’s first quarter, operating income grew 17%. The effective tax rate decreased to 20.7% from 24.8%, largely due to lower U.S. federal tax rates from the December 2017 Tax Cuts and Jobs Act. Net income for the quarter grew 67% and fully diluted earnings per share increased to $0.19 from $0.12.

Service segment demonstrates operating leverage on nearly 5% organic revenue growth

Represents the accredited calibration, repair, inspection and laboratory instrument services business (53% of total revenue for the first quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q1	FY18 Q1	$'s	%
Service Segment Revenue	$19,325	$18,482	$843	4.6%
Gross Profit	$4,919	$4,636	$283	6.1%
Gross Margin	25.5%	25.1%

Operating Income	$1,068	$885	$183	20.7%
Operating Margin	5.5%	4.8%

Adjusted EBITDA*	$2,390	$2,216	$174	7.9%
Adjusted EBITDA* Margin	12.4%	12.0%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Service revenue increased 4.6% to $19.3 million, which was comprised of all organic revenue. Higher revenue was the result of new business from the life sciences market and growth in general industrial manufacturing. On a trailing twelve-month basis, Service segment revenue was $78.3 million, up 8.1% when compared with the trailing twelve-month period ending with the prior- fiscal year first quarter.

Segment gross margin improved 40 basis points and operating margin expanded 70 basis points due to the inherent operating leverage in the segment combined with early operational excellence initiatives that drove productivity improvements.

Distribution segment shows improved gross and operating margins

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (47% of total revenue for the first quarter of fiscal 2019).

($ in thousands)			Change
	FY19 Q1	FY18 Q1	$'s	%
Distribution Segment Sales	$17,333	$17,797	$(464)	(2.6)%
Gross Profit	$4,194	$4,055	$139	3.4%
Gross Margin	24.2%	22.8%

Operating Income	$957	$526	$431	81.9%
Operating Margin	5.5%	3.0%

Adjusted EBITDA*	$1,452	$1,145	$307	26.8%
Adjusted EBITDA* Margin	8.4%	6.4%

*See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

The modest decline in sales for the segment reflects lower sales of used equipment that was mostly offset by solid core distribution demand and increased rental revenue of 24% to $0.9 million quarter-over-quarter. There was some sales disruption toward the end of the first quarter as the Company consolidated its Irvine, CA operations with its Los Angeles, CA location as part of the final integration of the Excalibur Engineering, Inc. acquisition made in fiscal year 2017.

Segment gross margin expanded 140 basis points due to the mix of products sold, inventory management, and pricing initiatives that were implemented as part of the Company’s ongoing operational excellence program.

Strong Balance Sheet and Cash Flow Support Growth Strategy

Net cash provided by operating activities was $3.1 million, up from the $2.9 million in cash that was used in operations in the prior-year period. Capital expenditures were $1.9 million for the first quarter. Investments were primarily for assets for the Company’s rental business and customer-driven expansion of Service segment capabilities.

At June 30, 2018, the Company had total debt of $21.5 million, with $22.0 million available for borrowing under its secured revolving credit facility. The Company’s leverage ratio, as defined in its credit agreement, was 1.28 at June 30, 2018, compared with 1.40 at fiscal 2018 year-end.

Outlook

Mr. Rudow added, “Acquisitions will continue to be incremental to our overall growth expectations. Near quarter-end, we completed a small tuck-in purchase, NBS Calibrations, Inc. (“NBS”), which will be consolidated with our Phoenix, AZ facility. NBS both leverages our existing infrastructure and adds a capability in liquid and gas flow meter calibrations to our offerings. Historically outsourced, we now have the capability in-house creating a niche service we can continue to expand. In addition to closing NBS, our current acquisition pipeline is active and we believe we have a strong balance sheet to execute our growth strategy.”

Mr. Rudow concluded, “We expect to deliver solid fiscal 2019 results. Our strong and unique value proposition continues to resonate in the market, and recent new business wins in our Service segment support our confidence level. The Distribution business is also expected to continue to generate significant cash, provide differentiation in the market and foster Service growth opportunities. And, with a continued focus on leveraging technology as a competitive advantage, over the long-term, we believe we can drive higher margins in both segments.”

Transcat expects its income tax rate to range between 25% and 27% for full year fiscal 2019.

The Company’s expected capital expenditure plan for fiscal 2019 remains in the $7.0 million to $7.5 million range. Capital investments will be primarily focused on technology infrastructure to drive operational excellence and organic growth opportunities within both operating segments, and for rental pool assets.

Webcast and Conference Call
Transcat will host a conference call and webcast on Wednesday, July 25, 2018 at 11:00 a.m. ET. Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call until Wednesday, August 1, 2018. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13680879, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock-based compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s growth strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize its inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update,

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

correct or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 30,	June 24,
	2018	2017
Service Revenue	$19,325	$18,482
Distribution Sales	17,333	17,797
Total Revenue	36,658	36,279

Cost of Service Revenue	14,406	13,846
Cost of Distribution Sales	13,139	13,742
Total Cost of Revenue	27,545	27,588

Gross Profit	9,113	8,691

Selling, Marketing and Warehouse Expenses	4,032	4,092
General and Administrative Expenses	3,056	3,188
Total Operating Expenses	7,088	7,280

Operating Income	2,025	1,411

Interest and Other Expense, net	225	272

Income Before Income Taxes	1,800	1,139
Provision for Income Taxes	372	283

Net Income	$1,428	$856

Basic Earnings Per Share	$0.20	$0.12
Average Shares Outstanding	7,177	7,079

Diluted Earnings Per Share	$0.19	$0.12
Average Shares Outstanding	7,438	7,200

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	June 30,	March 31,
	2018	2018
ASSETS
Current Assets:
Cash	$486	$577
Accounts Receivable, less allowance for doubtful accounts of $296 and $296 as of June 30, 2018 and March 31, 2018, respectively	21,875	24,684
Other Receivables	1,105	1,361
Inventory, net	13,310	12,651
Prepaid Expenses and Other Current Assets	1,240	1,240
Total Current Assets	38,016	40,513
Property and Equipment, net	17,691	17,091
Goodwill	32,739	32,740
Intangible Assets, net	5,115	5,505
Other Assets	949	973
Total Assets	$94,510	$96,822

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$12,303	$13,535
Accrued Compensation and Other Liabilities	3,757	5,240
Income Taxes Payable	411	232
Current Portion of Long-Term Debt	2,143	2,143
Total Current Liabilities	18,614	21,150
Long-Term Debt	19,402	20,707
Deferred Tax Liability	1,704	1,709
Other Liabilities	1,919	1,908
Total Liabilities	41,639	45,474

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;7,198,513 and 7,155,050 shares issued and outstanding as of June 30, 2018 and March 31, 2018, respectively	3,599	3,578
Capital in Excess of Par Value	15,197	14,965
Accumulated Other Comprehensive Loss	(376)	(281)
Retained Earnings	34,451	33,086
Total Shareholders' Equity	52,871	51,348
Total Liabilities and Shareholders' Equity	$94,510	$96,822

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	For the First Quarter Ended
	June 30,	June 24,
	2018	2017
Cash Flows from Operating Activities:
Net Income	$1,428	$856
Adjustments to Reconcile Net Income to Net Cash (Used in) Provided by Operating Activities:
Loss on Sale of Property and Equipment	29	1
Deferred Income Taxes	(5)	3
Depreciation and Amortization	1,567	1,487
Provision for Accounts Receivable and Inventory Reserves	39	21
Stock-Based Compensation Expense	268	499
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	2,937	1,486
Inventory	(614)	(1,373)
Prepaid Expenses and Other Assets	4	(246)
Accounts Payable	(1,300)	(3,329)
Accrued Compensation and Other Liabilities	(1,470)	(2,359)
Income Taxes Payable	179	72
Net Cash Provided by (Used in) Operating Activities	3,062	(2,882)

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(1,918)	(2,134)
Proceeds from Sale of Property and Equipment	-	6
Net Cash Used in Investing Activities	(1,918)	(2,128)

Cash Flows from Financing Activities:
(Repayment of) Proceeds from Revolving Credit Facility, net	(770)	5,007
Repayments of Term Loan	(536)	(357)
Issuance of Common Stock	66	610
Repurchase of Common Stock	(143)	(344)
Stock Option Redemption	-	(90)
Net Cash (Used in) Provided by Financing Activities	(1,383)	4,826

Effect of Exchange Rate Changes on Cash	148	(57)

Net Decrease in Cash	(91)	(241)
Cash at Beginning of Period	577	842
Cash at End of Period	$486	$601

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2019
	Q1	Q2	Q3	Q4	YTD
Net Income	$1,428				$1,428
+ Interest Expense	206				206
+ Other Expense / (Income)	19				19
+ Tax Provision	372				372
Operating Income	$2,025				$2,025
+ Depreciation & Amortization	1,567				1,567
+ Other (Expense) / Income	(19)				(19)
+ Noncash Stock Compensation	269				269
Adjusted EBITDA	$3,842				$3,842

Segment Breakdown

Service Operating Income	$1,068				$1,068
+ Depreciation & Amortization	1,189				1,189
+ Other (Expense) / Income	(13)				(13)
+ Noncash Stock Compensation	146				146
Service Adjusted EBITDA	$2,390				$2,390

Distribution Operating Income	$957				$957
+ Depreciation & Amortization	378				378
+ Other (Expense) / Income	(6)				(6)
+ Noncash Stock Compensation	123				123
Distribution Adjusted EBITDA	$1,452				$1,452

	Fiscal 2018
	Q1	Q2	Q3	Q4	YTD
Net Income	$856	$781	$1,831	$2,454	$5,922
+ Interest Expense	236	281	250	251	1,018
+ Other Expense / (Income)	36	(10)	61	(27)	60
+ Tax Provision	283	406	512	825	2,026
Operating Income	$1,411	$1,458	$2,654	$3,503	$9,026
+ Depreciation & Amortization	1,487	1,497	1,543	1,464	5,991
+ Other (Expense) / Income	(36)	10	(61)	27	(60)
+ Noncash Stock Compensation	499	332	264	316	1,411
Adjusted EBITDA	$3,361	$3,297	$4,400	$5,310	$16,368

Segment Breakdown

Service Operating Income	$885	$790	$1,063	$2,420	$5,158
+ Depreciation & Amortization	1,110	1,107	1,126	1,054	4,397
+ Other (Expense) / Income	(28)	4	(45)	8	(61)
+ Noncash Stock Compensation	249	168	134	155	706
Service Adjusted EBITDA	$2,216	$2,069	$2,278	$3,637	$10,200

Distribution Operating Income	$526	$668	$1,591	$1,083	$3,868
+ Depreciation & Amortization	377	390	417	410	1,594
+ Other (Expense) / Income	(8)	6	(16)	19	1
+ Noncash Stock Compensation	250	164	130	161	705
Distribution Adjusted EBITDA	$1,145	$1,228	$2,122	$1,673	$6,168

Transcat Achieves Strong Operating Income Growth on Margin Expansion for Fiscal 2019 First Quarter
July 24, 2018

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2019 Q1	FY 2018 Q1	$'s	%
Service Revenue	$19,325	$18,482	$843	4.6%
Cost of Sales	$14,406	$13,846	$560	4.0%
Gross Profit	$4,919	$4,636	$283	6.1%
Gross Margin	25.5%	25.1%

Selling, Marketing & Warehouse	$2,100	$2,072	$28	1.4%
General and Administrative Expense	$1,751	$1,679	$72	4.3%
Operating Income	$1,068	$885	$183	20.7%
% of Revenue	5.5%	4.8%

			Change
DISTRIBUTION	FY 2019 Q1	FY 2018 Q1	$'s	%
Distribution Sales	$17,333	$17,797	$(464)	(2.6%)
Cost of Sales	$13,139	$13,742	$(603)	(4.4%)
Gross Profit	$4,194	$4,055	$139	3.4%
Gross Margin	24.2%	22.8%

Selling, Marketing & Warehouse	$1,932	$2,020	$(88)	(4.4%)
General and Administrative Expense	$1,305	$1,509	$(204)	(13.5%)
Operating Income	$957	$526	$431	81.9%
% of Sales	5.5%	3.0%

			Change
TOTAL	FY 2019 Q1	FY 2018 Q1	$'s	%
Total Revenue	$36,658	$36,279	$379	1.0%
Total Cost of Sales	$27,545	$27,588	$(43)	(0.2%)
Gross Profit	$9,113	$8,691	$422	4.9%
Gross Margin	24.9%	24.0%

Selling, Marketing & Warehouse	$4,032	$4,092	$(60)	(1.5%)
General and Administrative Expense	$3,056	$3,188	$(132)	(4.1%)
Operating Income	$2,025	$1,411	$614	43.5%
% of Revenue	5.5%	3.9%